                                                                     Exhibit 2.2

                                                        Dated as of June 1, 1996

PRIVILEGED AND CONFIDENTIAL
---------------------------

BY TELECOPIER AND FEDERAL EXPRESS
---------------------------------

Fred S. Souk, Esq.
Crowell & Moring
1001 Pennsylvania Avenue, N.W.
Washington, DC  20004-2505

                          UNDERSTANDING AND AGREEMENT
                     REGARDING PRODUCT LIABILITY LITIGATION
                     --------------------------------------

Dear Fred:

     This will confirm the understanding and agreement between Remington Arms Company, Inc. and/or its owners or affiliated entities (collectively, "Remington") and/or Sporting Goods Properties, Inc. and/or its owners or affiliated entities (collectively, "SGPI") and/or E.I. du Pont de Nemours and Company and/or its affiliated entities (collectively, "DuPont") that inasmuch as a mutually beneficial and acceptable resolution by settlement of the Garza
                                                                     -----
action was reached prior to the commencement of trial, and the settlement has been approved and consummated, the Asset Purchase Agreement ("APA") entered into on December 1, 1993 is hereby amended to provide for the sharing, on an occurrence basis, of defense and indemnity costs arising
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Fred S. Souk, Esq.                     2                    As of June 1, 1996

from post-closing occurrences which result in Product Liabilities (as that term is used in the APA) allegedly caused by the use of 1140 Modified steel in barrels on Model 870, Model 1100 and Model 11-87 shotguns, for the six-year period ending November 30, 1999, as follows:

                                 i. 75% Remington and 25% DuPont/SGPI for the first $10 million of cumulative defense and indemnity costs;

                                ii. 100% Remington for the next $5 million of
                            cumulative defense and indemnity costs;

                                iii. 50% Remington and 50% DuPont/SGPI for the next $15 million of cumulative defense and indemnity costs; and

                                iv. 100% Remington for the next $5 million of
                            cumulative defense and indemnity costs;

                                v. 50% Remington and 50% DuPont/SGPI for the next $25 million of cumulative defense and indemnity costs;

                                vi. 75% Remington and 25% DuPont/SGPI for the
                            next $7.5 million of cumulative defense and indemnity costs;

                                vii. 100% Remington for the next $5 million of
                            cumulative defense and indemnity costs; and

                                viii. 75% Remington and 25% DuPont/SGPI for
                            cumulative defense and indemnity costs exceeding $72.5 million .

     Except as expressly stated herein, nothing in this letter of understanding and agreement shall modify, alter or release any rights, responsibilities or claims each party may have in relation to the other. Nothing herein is intended to modify, or shall modify, any budgeting, cost-sharing or other arrangements which the parties have entered into, or will in the future enter into, in furtherance of their joint defense of product liability litigation under the APA and PLSA.
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Fred S. Souk, Esq.                     3                    As of June 1, 1996

     Please indicate the agreement of your clients with the foregoing, by signing in the space provided below.

                                                Sincerely,


                                                /s/ Anne E. Cohen
                                                ___________________________
                                                Anne E. Cohen
                                                Attorney for Remington Arms
                                                Company, Inc. and its owners
                                                and affiliated entities

Approved and agreed:

/s/ Fred S. Souk
________________________
Fred S. Souk
Attorney for E.I. du Pont
de Nemours and Company,
Sporting Goods Properties,
Inc. and their affiliated entities